UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2010

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its Certificate of Incorporation)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North Parkway Drive Pekin, Illinois	61554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

General

As previously disclosed, on April 7, 2009, Aventine Renewable Energy Holdings, Inc. (the “Company” or “Aventine”) and its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under Aventine’s caption and case number, In re: Aventine Renewable Energy Holdings, Inc., et al., Chapter 11 Case No. 09-11214 (KG).  On December 4, 2009, the Debtors filed the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated as of December 4, 2009 (the “Initial Chapter 11 Plan”) and the Disclosure Statement for the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated as of December 4, 2009.  On January 13, 2010, the Debtors amended the Initial Chapter 11 Plan and filed the Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated as of January 13, 2010 (including all exhibits thereto and as amended, modified or supplemented from time to time, the “Plan”) and the Disclosure Statement for Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated January 13, 2010.

On February 24, 2010, the Bankruptcy Court entered an order approving and confirming the Plan (the “Confirmation Order”). A summary of certain material features of the Plan is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2010 (the “Confirmation 8-K”). The Plan and Confirmation Order were filed as Exhibits 2.1 and 99.1, respectively, to the Confirmation 8-K.

On March 15, 2010 (the “Effective Date”), the Debtors consummated their reorganization through a series of transactions contemplated by the Plan and the Plan became effective.  In accordance with the Plan, the Debtors entered into the following material agreements:

13% Senior Secured Notes due 2015

Pursuant to the Plan and Confirmation Order, on the Effective Date, the Company issued and sold an aggregate of $105 million principal amount of its 13% Senior Secured Notes due 2015 (the “Notes”).  The Notes were issued under an indenture (the “Indenture”) dated as of the Effective Date among the Company, each of the Company’s direct and indirect wholly-owned subsidiaries, as guarantors (the “Guarantors”), and Wilmington Trust FSB, as trustee (in such capacity, the “Trustee”) and collateral agent, in a private transaction that was not subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The Notes accrue interest at a rate of 13% for cash interest payments and 15% if the Company elects paid-in-kind (“PIK”) interest payments.  The Company may elect, prior to each interest payment date, whether to make each interest payment on the Notes (i) entirely in cash or (ii) 8/15ths in cash and 7/15ths in PIK interest.  The Notes are fully and unconditionally guaranteed by the Guarantors. The Company will pay interest on the Notes quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, starting on June 15, 2010.

The Notes mature on March 15, 2015.  The Indenture permits the Company to issue additional Notes from time to time up to an aggregate principal amount of $50 million.

The Notes and the guarantees of the Guarantors are secured by a first-priority lien on substantially all of the Company’s and the Guarantors’ assets (other than (i) the assets subject to the first-priority lien granted under the Revolving Credit Agreement (defined below) described below and (ii) in the case of the Company’s facility in Aurora, Nebraska, a first-priority lien in favor of Kiewit Energy Company) and by a second-priority lien on the Company’s and the Guarantors’ assets that are subject to the first-priority lien granted under the Revolving Credit Agreement described below.

Subject to certain exceptions, the Indenture limits or restricts, among other things, the Company’s (and, in certain cases, the Guarantors’ or the Company’s restricted subsidiaries’) ability to (i) incur or assume additional debt or provide guarantees in respect of obligations of other persons; (ii) issue convertible stock and preferred stock, (iii) pay dividends or distributions or redeem or repurchase capital stock; (iii) prepay, redeem or repurchase debt; (iv) make loans and investments; (v) incur certain liens; (vi) impose limitations on dividends, loans or asset transfers from its subsidiaries; (vii) sell or otherwise dispose of assets, including capital stock of its subsidiaries; (viii) consolidate or merge with or into, or sell substantially all of its assets to, another person; (ix) enter into transactions with affiliates; and (x) impair the security interest in the collateral securing the Notes.

If certain events related to a change of control of the Company occur, each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s Notes for an amount in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of repurchase, pursuant to the terms set forth in the Indenture.  The Indenture also requires the Company to offer to repurchase the Notes at 100% of the principal amount of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of repurchase if the aggregate sum of proceeds received by the Company from certain assets sales and events of loss and not otherwise used by the Company in accordance with the terms of the Indenture exceeds $5 million.

The Company may redeem the Notes in whole or in part prior to their maturity date for a premium to the outstanding principal amount, as provided in the Indenture.

The Indenture also provides for customary events of default, including, among others, the failure to make payments when due, noncompliance with covenants and the occurrence of certain bankruptcy proceedings.  If an event of default occurs and is continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of, and any accrued interest on, the Notes to be due and payable immediately.  In addition, upon the occurrence and during the continuance of an event of default or if the Company or the Guarantors do not comply with certain of their obligations under the Registration Rights Agreements (as defined below), interest on the Notes will accrue at an additional 2% per annum.

The Notes and the guarantees rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness, including indebtedness incurred under the Revolving Credit Agreement, and senior to all of the Company’s and the Guarantors’ existing and future subordinated indebtedness.

The above summary of the Indenture and the Notes is qualified in its entirety by reference to the text of the Indenture and the form of Note, copies of which are attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Senior Secured Revolving Credit Facility

Pursuant to the Plan and Confirmation Order, on the Effective Date, the Company and its subsidiaries, as borrowers, entered into a Revolving Credit and Security Agreement (the “Revolving Credit Agreement”) with PNC Bank, National Association, as lender and as agent (“PNC”), providing for a $20 million revolving credit facility (the “Revolving Facility”).  Amounts under the Revolving Facility may be borrowed, repaid and reborrowed with all amounts outstanding due and payable on March 15, 2013.  The maximum amount outstanding under the Revolving Facility is limited by the amount of eligible receivables and eligible inventory of the borrowers.  The Revolving Credit Agreement contains mandatory prepayment requirements in certain circumstances upon the sale of certain collateral, subject to the ability to reborrow revolving advances.  Termination of the Revolving Facility is subject to a prepayment premium if terminated less than 90 days prior to the third anniversary of the Revolving Facility.

Amounts outstanding under the Revolving Facility bear interest at a floating rate equal to, at the option of the Company, the alternate base rate plus 3.00% or the Eurodollar rate plus 6.00% (each as described in the Revolving Credit Agreement).  Pursuant to the terms of the Revolving Credit Agreement, the Company will pay a commitment fee of 1.00% per annum for unused committed amounts under the Revolving Facility.  Interest is due monthly in arrears with respect to alternate base rate loans and at the end of each interest period with respect to Eurodollar rate loans.  For Eurodollar rate loans with interest periods greater than 3 months, interest is payable every 3 months from the first day of such interest period and on the last day of such interest period.

Up to $12 million of the Revolving Facility may be applied to letters of credit.  Issued letters of credit reduce availability under the Revolving Facility.  The Company will pay a fee for issued and undrawn letters of credit at 6.00% per annum of the average daily face amount of each outstanding letter of credit and a per annum fronting fee of 0.25% payable quarterly.

Pursuant to the terms of the Revolving Credit Agreement, the Company and its subsidiaries will be required to comply with customary covenants for facilities of this type.  These include (i) affirmative covenants as to maintenance of existence, compliance with laws, preservation of collateral, environmental matters, insurance, payment of taxes, access to books and records, use of proceeds, maintenance of cash management systems, priority of liens in favor of the lenders, maintenance of assets and monthly, quarterly, annual and other reporting obligations, and (ii) negative covenants, including limitations on liens, additional indebtedness, loans, guarantees, dividends, nature of business, transactions with affiliates, investments, asset dispositions, capital expenditures, mergers and consolidations, formation of subsidiaries, accounting changes and amendments to constituent documents.

The Revolving Credit Agreement includes customary events of default for facilities of this type, including failure to pay principal, interest or other amounts when due, breach of representations and warranties, breach of covenants, bankruptcy, occurrence of a material adverse effect, cross-default to other indebtedness, judgment default, invalidity of any loan document, failure of liens to be perfected, the occurrence of a change of ownership, loss of material licenses or permits, cessation of operations and the incurrence of certain ERISA liabilities.  Upon the occurrence and continuance of an event of default, the Company’s lenders may have the right, among other things, to terminate their commitments under the Revolving Facility, accelerate the repayment of all of the Company’s obligations under the Revolving Facility and foreclose on the collateral granted to them.

The Revolving Credit Agreement grants a first-priority lien (subject to certain exclusions) to PNC on the Company’s and its subsidiaries’ accounts receivable, general intangibles arising out of or related to receivables and inventory, intellectual property, inventory, investment property, instruments related to the foregoing, deposit accounts, letters of credit, money, letter-of-credit rights, books and records, and all proceeds of the foregoing.

The above summary of the Revolving Credit Agreement is qualified in its entirety by reference to the text of the Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Agreement

Pursuant to the Plan and Confirmation Order, on the Effective Date, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”). Pursuant to the Warrant Agreement, the Company will issue warrants to purchase an aggregate of 450,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), subject to adjustment for, among other things, the matters described below (the “Warrants”). The Warrants will expire on the fifth anniversary of the Effective Date or, if earlier, in connection with the consummation of a change of control of the Company (the “Expiration Date”); provided that the Company may accelerate the Expiration Date in certain circumstances as set forth in the Warrant Agreement.

Each Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $40.94 (the “Exercise Price”), subject to adjustment for, among other things, the matters described below. Except as otherwise set forth in the Warrant Agreement, Warrants may be exercised at any time after issuance until the Expiration Date.  Holders that elect to exercise the Warrants must do so by (i) providing written notice of such election to the Warrant Agent prior to the Expiration Date, in the form prescribed in the Warrant Agreement, (ii) surrendering to the Warrant Agent the certificate evidencing such Warrants and (iii) (x) paying the applicable exercise price for all Warrants being exercised or (y) if a change of control or similar transaction occurs where the Warrants would become exercisable for cash, in lieu of paying the Exercise

Price, notify the Warrant Agent that such holder elects to receive a cash payment equal to the net amount payable in such transaction with respect to the number of shares such Warrants are being exercised for in excess of the Exercise Price for all such Warrants.

Holders of the Warrants (solely in their capacity as a holder of Warrants) are not entitled to any rights as a stockholder of the Company, including, without limitation, the right to vote, receive notice of any meeting of stockholders or receive dividends, allotments or other distributions.  The number of shares of Common Stock for which a Warrant is exercisable and the Exercise Price are subject to adjustment from time to time upon the occurrence of certain customary adjustment events.

In addition, upon the occurrence of certain events constituting a merger of the Company into or a consolidation of the Company with another entity, or a sale of all or substantially all of the Company’s assets, or a merger of another entity into the Company, or similar event, each holder of a Warrant will have the right to receive, upon exercise of a Warrant (if then exercisable), an amount of securities, cash or other property receivable by a holder of the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such event.

The above summary of the Warrant Agreement and the Warrants is qualified in its entirety by reference to the text of the Warrant Agreement and form of warrant certificate, copies of which are attached hereto as Exhibit 4.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreements

Pursuant to the Plan and Confirmation Order, on the Effective Date, the Company on the one hand, and Brigade Capital Management, LLC, Whitebox Advisors LLC and Senator Investment Group LP (collectively, the “Majority Backstop Purchasers”) on the other hand, entered into a Registration Rights Agreement (the “Noteholder New Equity Registration Rights Agreement”) with respect to the Noteholder New Equity (defined in Item 3.02 below) and shares of Common Stock held by managed funds or accounts of the Majority Backstop Purchasers, Normura Corporate Research & Asset Management, Inc. and SEACOR Capital Corporation (the “Backstop Purchasers”). The Backstop Purchasers or their managed funds or accounts were holders of the Old 10% Notes (defined in Item 1.02 below).  The Noteholder New Equity Registration Rights Agreement requires the Company to file with the SEC a registration statement relating to the Noteholder New Equity and shares of Common Stock held by managed funds or accounts of the Backstop Purchasers no later than the 180th day following the Effective Date and to cause such registration statement to be declared effective no later than the 365th day after the Effective Date, in accordance with the terms and conditions set forth therein. The Noteholder New Equity Registration Rights Agreement also provides holders of general unsecured claims that receive 10% of the aggregate number of shares of Common Stock outstanding after all shares of Common Stock to be distributed under the Plan have been distributed with certain piggyback registration rights in connection with the registration of the New Noteholder Equity and shares of stock held by managed funds or accounts of the Backstop Purchasers.

In addition, pursuant to the Plan and Confirmation Order, on the Effective Date, the Company and the Guarantors on the one hand, and the Majority Backstop Purchasers on the other hand, entered into a Registration Rights Agreement with respect to the Notes (the “Notes Registration Rights Agreement”, together with the Noteholder New Equity Registration Rights Agreement, the “Registration Rights Agreements”). The Notes Registration Rights Agreement requires the Company to file with the SEC a registration statement with respect to an offer (the “Exchange Offer”) to exchange the Notes for new notes (the “Exchange Notes”) guaranteed by the Guarantors with terms substantially identical in all material respects to the Notes, no later than the 180th day following the Effective Date and to cause such registration statement to be declared effective no later than the 365th day after the Effective Date and to commence the Exchange Offer and to issue the Exchange Notes within 50 days thereafter, in accordance with the terms and conditions set forth therein.  The Notes Registration Rights Agreement also requires the Company to file a resale registration statement for the Notes or the Exchange Notes under certain circumstances.

The above summary of the Registration Rights Agreements is qualified in its entirety by reference to the text of the Registration Rights Agreements. Copies of the Noteholder New Equity Registration Rights Agreement and the Notes Registration Rights Agreement, are included as Exhibits 4.2, and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Director Indemnification Agreements

On March 15, 2010, the Company entered into indemnification agreements with its newly appointed directors.  Those agreements provide, among other things, that the Company will indemnify each director in the event that he becomes a party or otherwise a participant in any action or proceeding on account of his service as a director to the fullest extent permitted by applicable law.  Under each indemnification agreement, the Company has agreed to pay, in advance of the final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by each director in defending or otherwise responding to such action or proceeding.  The contractual rights to indemnification provided by the indemnification agreements are subject to the limitations and conditions specified in those agreements, and are in addition to any other rights the directors may have under the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and its Amended and Restated Bylaws (the “Bylaws”) (each as amended from time to time) and applicable law.

A copy of the form of the indemnification agreement with each director is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.  Termination of Material Definitive Agreement.

As a result of the Plan becoming effective, certain of the Debtors’ material agreements were terminated and/or rejected in accordance with the provisions of the Plan and Confirmation Order. In connection with the consummation of the Plan, all existing shares of common stock of the Company were cancelled and, as a result, the Rights Agreement, dated as of December 19, 2005, between the Company and American Stock Transfer & Trust Company, as Rights Agent,

was terminated. The Company’s senior unsecured 10% notes due April 2017 (the “Old 10% Notes”) and the indenture relating thereto, and the Registration Rights Agreement, dated as of December 12, 2005, among the Company, the Investor Holders and the Management Holders named therein, were also cancelled pursuant to the Plan, except to the extent necessary to allow the trustee under the indenture relating to the Old 10% Notes to make distributions to the holders of the Old 10% Notes in accordance with the terms of the Plan.  In addition, in accordance with the Plan and the Confirmation Order, all outstanding stock and option awards made under the 2003 Stock Incentive Plan were cancelled as of the Effective Date.

On March 21, 2007, the Company and certain of its subsidiaries entered into that certain Credit Agreement with the lenders thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Prepetition Credit Facility”). Pursuant to the Plan and a stipulation approved by the Court through the Confirmation Order between the Company and JPMorgan Chase Bank, N.A. and the lenders to the Prepetition Credit Facility, the obligations under the Prepetition Credit Facility will be paid in full and accordingly, the Prepetition Credit Facility will be terminated.

In connection with the Chapter 11 Cases, on April 7, 2009, certain of the Company’s bondholders entered into a term sheet providing for a first-priority debtor-in-possession financing comprised of a term loan facility made available to certain of Aventine’s subsidiaries in a maximum aggregate principal amount of up to $30 million, which was approved by the Bankruptcy Court on a final basis pursuant to an Order dated May 6, 2009 (the “DIP Facility”).  On the Effective Date, the obligations under the DIP Facility were satisfied.  Accordingly, the DIP Facility was terminated on the Effective Date.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes and the Revolving Facility set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

Pursuant to the Plan and Confirmation Order, the Company will issue an aggregate of approximately 8,550,000 shares of Common Stock.  Approximately 6,840,000 shares of the Common Stock (the “Unsecured Claims New Equity”) will be issued and allocated pro rata to the holders of the Old 10% Notes and holders of certain unsecured claims in the bankruptcy on or after the Effective Date.  As of March 19, 2010, none of the Unsecured Claims New Equity had been issued.

Consistent with the Confirmation Order and applicable law, the Company relied on Section 1145(a)(1) of the Bankruptcy Code to exempt from the registration requirements of the Securities Act the issuance of the Unsecured Claims New Equity and the Warrants. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act of 1933 (the “Securities Act”) and state laws if the requirements specified in the statute are satisfied.  The information regarding the Warrants, including the terms of exercise, set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

In addition, on the Effective Date, approximately 1,710,000 shares of Common Stock (“Noteholder New Equity”) were issued to holders of the Old 10% Notes that subscribed to the sale of the Notes.  Consistent with the Confirmation Order and applicable law, the Company relied on Section 4(2) of the Securities Act to exempt from the registration requirements of the Securities Act the issuance of the Noteholder New Equity.  The Company received an aggregate of approximately $98 million for the sale of the Noteholder New Equity and Notes, which were sold together on a combined basis as a unit.  The Company intends to use the net proceeds from the issuance of the Notes and Noteholder New Equity to fund payments required to be made pursuant to the Plan, and for working capital and general corporate purposes.

Item 3.03.  Material Modification to Rights of Security Holders.

On the Effective Date, pursuant to the Plan and the Confirmation Order, the Company was discharged of all of its obligations in respect of the Old 10% Notes, as well as all other general unsecured creditor claims against the Company subject to the Plan, in exchange for the Unsecured Claims New Equity. In addition, all of the common stock issued and outstanding immediately prior to the Effective Date (“Old Common Stock”) was cancelled and former stockholders of the Company will receive their pro rata share of the Warrants described in Item 1.01 of this Current Report on Form 8-K. Also on the Effective Date, the certificate of incorporation and the bylaws of the Company were amended and restated.  Information regarding the Certificate of Incorporation and the Bylaws is set forth in Item 5.03 of this Current Report on Form 8-K and is incorporated by reference in this Item 3.03.

Item 5.01.  Changes in Control of Registrant.

As described above, on the Effective Date, pursuant to the Plan and the Confirmation Order, all of the Old Common Stock was cancelled and the Company issued or will issue the Common Stock as described above in Item 3.02.  As contemplated by the Plan, former stockholders of the Company will receive their pro rata share of the Warrants, as described in Item 1.01 of this Current Report on Form 8-K. Pursuant to the Plan and Confirmation Order, on the Effective Date the members of the Company’s Board of Directors (the “Board”) were replaced by new members of the Board, as discussed below in Item 5.02 of this Current Report on Form 8-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

Pursuant to the Plan and the Confirmation Order, as of the Effective Date, all of the Company’s directors in office immediately prior to the Effective Date ceased to serve on the Board and the number of directors of the Company was fixed at five.  The individuals who ceased being directors are Bobby L. Latham, Theodore H. Butz, Farokh S. Hakimi, Richard A.

Derbes, Michael C. Hoffman, Arnold M. Nemirow, Leigh J. Abramson and Wayne D. Kuhn. The individuals who became members of the Board pursuant to the Plan and Confirmation Order, as of the Effective Date, are Eugene I. Davis, Thomas L. Manuel, Kurt M. Cellar, Carney Hawks and Doug Silverman. Mr. Davis will serve as Chairman of the Board.  In accordance with the Plan, the five initial directors (other than Mr. Manuel) were selected by the Backstop Purchasers.  On the Effective Date, the Board voted to increase the size of the Board of Directors by one and appointed Timothy J. Bernlohr to the Board to fill the vacancy created by such increase.

Mr. Cellar, Mr. Davis and Mr. Bernlohr were appointed to each of the audit committee and the compensation committee of the Board.  Mr. Cellar was appointed as chairman of the audit committee and Mr. Bernlohr was appointed as chairman of the compensation committee.

Compensation of Directors

On March 15, 2010, the Board adopted the Director Compensation Plan (the “Director Compensation Plan”).  Pursuant to the Director Compensation Plan, each director, with the exception of the Chief Executive Officer, will receive a $50,000 annual cash retainer, payable in equal quarterly installments.  The Chairman of the Board will receive an additional $25,000 annual retainer.  The audit committee chairman will receive an additional $10,000 annual cash retainer and all other committee chairs will receive an additional $5,000 annual cash retainer.  Each director, with the exception of the Chief Executive Officer, will receive $1,500 per Board meeting attended in person and $750 for telephonic meetings.  Each director, with the exception of the Chief Executive Officer, will receive $750 per committee meeting attended, whether in person or telephonic.  Each director, with the exception of the Chief Executive Officer, will receive an annual grant at the beginning of each year in the amount of $35,000 in restricted stock units (“Director RSUs”), which will vest one year after the grant date.  The Chairman of the Board will receive an additional annual grant at the beginning of each year in the amount of $40,000 in Director RSUs.  After vesting, the Director RSUs must be held for the duration of a director’s Board service and will only be converted into shares after the director’s retirement or other termination.

Departure and Appointment of Officers

On the Effective Date and pursuant to the Plan and the Confirmation Order, George T. Henning, Jr. left his position as Interim Chief Executive Officer and Chief Financial Officer of the Company and Thomas L. Manuel, age 63, was appointed to the position of Chief Executive Officer and Chief Operating Officer of the Company.

From November 2008 until March 2010, Mr. Manuel worked as a consultant for CRG Partners, LLC, a privately held business management firm, and from August 2007 until November 2008, Mr. Manuel managed personal investments.  From August 2006 until August 2007, Mr. Manuel was the President and Chief Executive Officer of ASAlliances Biofuels LLC (“ASA”) and a member of its board of directors.  Prior to that, Mr. Manuel was the President and Chief Operating Officer of ConAgra Meat Companies (“ConAgra Meat”) from 1998 until 2000.  Prior to ConAgra Meat, Mr. Manuel was President and Chief Operating Officer of ConAgra

Trading and Processing from 1994 until 1998.  Mr. Manuel began his career at ConAgra Foods (“ConAgra”) in 1977.  While at ConAgra, Mr. Manuel was part of a team that helped drive sales from $480 million to $23 billion.  He served as assistant to the Chairman of ConAgra and general manager of several ConAgra business units, where he was responsible for ConAgra’s international and domestic grain merchandising business.  Mr. Manuel received his B.S. degree in Business Administration from the University of Minnesota.  In between his time at ConAgra Meat and ASA, Mr. Manuel served on the boards of various companies, including Swift & Company and Data Transmission Network Corporation.

Equity Incentive Plan

On March 15, 2010, the Board adopted the Aventine Renewable Energy Holdings, Inc. 2010 Equity Incentive Plan (the “Incentive Plan”). The Board or a committee of the Board will administer the Incentive Plan, which will provide for the following types of awards:

•                                          options to purchase shares of Common Stock, including both tax-qualified and non-qualified options;

•                                          stock appreciation rights (“SARs”), which provide the participant the right to receive the excess of the fair market value of a specified number of shares of Common Stock at the time of exercise over the base price of the SAR, generally payable in shares of Common Stock;

•                                          stock awards, including grants in the form of (i) shares of Common Stock that are subject to a restriction period (“Restricted Stock”), (ii) rights to receive shares of Common Stock contingent upon the expiration of a restriction period (“RSUs”) and (iii) shares of Common Stock that are not subject to a restriction period or performance measures (“Stock Bonus Awards”); and

•                                          performance compensation awards, which provide the participant the right, contingent upon the attainment of specified performance measures within a specified period, to receive shares of Common Stock, or the cash value thereof, if such performance measures are satisfied or met.

Employees, directors, consultants, advisors and prospective employees, directors, consultants or advisors of the Company and its affiliates are eligible to receive awards under the Incentive Plan.

The Board or a committee of the Board shall determine the terms of any awards granted under the Incentive Plan, including, without limitation, the number of shares subject to an award, vesting criteria, performance conditions, the manner of exercise, and the effect of certain corporate transactions. Unless otherwise provided in an award agreement, awards granted under the Incentive Plan generally vest, or the restrictions applicable to the awards generally lapse, on the third anniversary of the date of grant. In the event of a “Change in Control” (as defined in the Incentive Plan), the Board or committee may provide for the acceleration of the vesting, lapse of restrictions, or performance periods with respect to all or any portion of outstanding awards. With respect to awards of stock options, unless otherwise provided in an award agreement, unvested options expire upon termination of employment or service of the participant for any reason, and the vested options remain exercisable for (i) one year following termination of employment or service by reason of a participant’s death or disability, but not later than the expiration of the term of the options or (ii) 90 days following termination of employment or service for any reason other than the participant’s death or disability, and termination for “Cause” (as defined in the Incentive Plan), but not later than the expiration of the term of the options, and (iii) both unvested and vested options expire upon the termination of the participant’s employment or service by the Company for Cause.

The aggregate number of shares of Common Stock reserved for issuance pursuant to the Incentive Plan is 855,000, subject to certain customary adjustment provisions. The Incentive Plan expires, and no new awards may be granted after, the 10th anniversary of the Effective Date.

Executive Officer Employment Agreement and Equity Awards

On the Effective Date, the Company and Mr. Manuel entered into an employment agreement (the “Manuel Employment Agreement”) with a term beginning on the Effective Date and expiring on December 31, 2012.  The terms of the Manuel Employment Agreement provide for, among other things, (i) a base annual salary of $500,000, (ii) a signing bonus of $500,000, (iii) a guaranteed minimum 2010 bonus of $250,000, and after 2010, an annual bonus of at least 125% of Mr. Manuel’s base salary, in each case based on reasonably attainable goals as determined by the Board or the compensation committee of the Board after consultation with Mr. Manuel.

In addition, pursuant to the Manuel Employment Agreement, Mr. Manuel was awarded options to purchase 128,250 shares of Common Stock with an exercise price at the fair market value on the date of grant, as determined by the Board.  The options shall vest 25% on the date of grant, 25% on each of the first two anniversaries of the grant date and 25% on December 31, 2012.  The options will expire on the 10 year anniversary of the date of grant.  Mr. Manuel was also awarded 42,750 shares of Restricted Stock vesting 50% on the date of grant and 50% on the first anniversary of the grant date.  In addition, Mr. Manuel was awarded 128,250 RSUs, with 85,500 of the RSUs vesting 25% on the date of grant, 25% on each of the first two anniversaries of the date of grant and 25% on December 31, 2012 and the remaining 42,750 RSUs vesting 50% on the second anniversary date of the grant and 50% on December 31, 2012.  Notwithstanding the foregoing, the options, Restricted Stock and RSUs awarded to Mr. Manuel pursuant to the Manuel Employment Agreement, will vest immediately in the event of a “Change of Control” of the Company or termination of his employment by the Company without “Cause” or resignation for “Good Reason” (each as defined in the Manuel Employment Agreement).

Upon termination without “Cause” or for “Good Reason” (as defined in the Manuel Employment Agreement), Mr. Manuel is entitled to receive (i) accrued but unpaid salary, (ii) a pro-rata bonus for the year of termination and (iii) a lump sum payment equal to the sum of his base salary and bonus for the balance of the term of the agreement and (iv) the costs of continued health benefits for a period of 18 months.  The Manuel Employment Agreement also restricts Mr. Manuel from competing with the Company for 12 months following termination.

The Company also entered into a consulting agreement with Daniel R. Trunfio, Jr., its former Chief Operating Officer, pursuant to which Mr. Trunfio will make himself reasonably available to respond to inquiries and provide guidance with respect to the business and perform such other advisory services for the Company as may be requested. In exchange for these services he will be paid a combined fee of $205,000 and expense reimbursement.  The arrangement will terminate 90 days following the Effective Date, unless terminated earlier pursuant to the terms of the agreement.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the Effective Date and pursuant to the Plan and the Confirmation Order, the Company adopted the Certificate of Incorporation and the Bylaws.  The following sets forth a description of the key provisions of the Certificate of Incorporation and the Bylaws.

Authorized Capital Stock

Upon the Effective Date, the Certificate of Incorporation provides the authority to issue a total of (i) 15,000,000 shares of Common Stock, and (ii) 5,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). The powers, preferences and rights of holders of shares of the Common Stock are subject to, and may be adversely affected by, the powers, preferences and rights of the holders of shares of any series of Preferred Stock that the Company may designate and issue in the future without stockholder approval.

Common Stock

Voting Rights. All shares of Common Stock have identical powers, preferences and rights. Except as otherwise provided by the Delaware General Corporation Law, as amended (the “DGCL”), or by the powers, preferences or rights of any series of Preferred Stock, the entire voting power of the shares of the Company for the election of directors and for all other purposes shall be vested exclusively in the Common Stock. Each share of Common Stock shall have one vote upon all matters to be voted on by the holders of Common Stock.

Dividend Rights. Subject to the DGCL, the rights and preferences of any series of Preferred Stock and contractual restrictions, the holders of Common Stock shall be entitled to receive such dividends and distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or other winding up of the Company, after payment in full of all amounts owed to creditors and subject to the rights of the holders of any outstanding shares of any series of Preferred Stock, each share of Common Stock shall share equally upon any distribution of the remaining assets of the Company.

Blank Check Preferred Stock

Pursuant to the Certificate of Incorporation, the Board is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 5,000,000 shares of Preferred Stock in one or more series and to fix the voting powers, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and the qualifications, limitations and restrictions thereof.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by an amendment to the Certificate of Incorporation adopted by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders of Preferred Stock is required pursuant to any other provision of the Certificate of Incorporation (including any Preferred Stock designation).

Certain Certificate of Incorporation and Bylaw Provisions

Provisions with Respect to Nomination and Election of Directors. The Bylaws provide for the number of directors of the Company to be set at five; provided, however, that the number of directors may be modified from time to time exclusively by the Board pursuant to a resolution adopted by at least 66 2/3% of the members of the Board.  Each director named in the Certificate of Incorporation shall hold office until the annual meeting for 2011 or until his successor has been elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.  At the annual meeting for 2011, and for each year thereafter,  directors shall be elected at each such annual meeting of stockholders and hold office until the next annual meeting and until his or her successor has been elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.

No Action by Written Consent of Stockholders. Except as otherwise expressly provided by the terms of any series of Preferred Stock designation permitting the holders of such series of Preferred Stock to act by written consent or permitted in the Certificate of Incorporation or by the Bylaws, any action required or permitted to be taken by stockholders of the Company must be effected at a duly called annual or special meeting of the stockholders, unless the Board approves in advance of the taking of such action by written consent in lieu of a meeting of the stockholders.

Special Meetings of Stockholders. Except as otherwise required by applicable law, special meetings of stockholders of the Company may be called only by (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) the Board pursuant to a resolution adopted by a majority of the total number of directors the Company would have assuming there are no vacancies, or (iv) a request of the holders of at least 25% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

Advance Notice Requirement. Stockholders must provide timely notice when seeking to bring business before an annual meeting of stockholders or nominate candidates for election at an annual or special meeting of stockholders.

To be timely, a stockholder’s notice must be received at the Company’s principal executive offices:

•      in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or more than 70 days later than such anniversary date, not earlier than opening of business on the 120th day prior to the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company; or

•      in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the opening of business on the 120th day prior to the meeting and not later than the later of (x) the close of business on the 90th day before the meeting and (y) close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.

Supermajority Vote Required to Amend Specified Provisions of The Certificate of Incorporation and Bylaws. Certain provisions of the Certificate of Incorporation, including provisions relating to: the prohibition against issuing non-voting equity securities pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code; the powers, election and removal of the board of directors; the adoption, amendment, alteration or repeal of the Bylaws; stockholder meetings; and amendment of the Certificate of Incorporation, may not be amended or repealed in any respect, and no provision inconsistent therewith may be adopted, without the approval of the holders of a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.  Certain other provisions, including provisions relating to the number of directors, may not be amended or repealed in any respect, and no provision inconsistent therewith may be adopted, without the approval of the holders of at least 66 2/3% of the voting power of the then outstanding shares of Common Stock, voting together as a single class.

The Bylaws may be amended, altered or repealed or new Bylaws adopted by the affirmative vote of a majority of the total number of directors the Company would have assuming there are no vacancies; provided, however, that certain provisions of the Bylaws, including provisions relating to the number of directors, may not be amended or repealed in any respect, and no provision inconsistent therewith may be adopted by the Board, without the affirmative vote of 66 2/3% of the total number of directors the Company would have assuming there are no vacancies.

The Bylaws may also be amended, altered or repealed or new Bylaws adopted by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Company required by law or by the Certificate of Incorporation, (i) the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws and (ii) certain provisions of the Bylaws, including provisions relating to the number of directors, may not be amended or repealed in any respect, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of Common Stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

The foregoing description of the Certificate of Incorporation and Bylaws is qualified in its entirety by reference to the text of the Certificate of Incorporation and Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

4.1	Indenture, dated as of March 15, 2010, among Aventine Renewable Energy Holdings, Inc., the guarantors named therein and Wilmington Trust FSB, and form of note

4.2	Registration Rights Agreement, dated as of March 15, 2010, by and among Aventine Renewable Energy Holdings, Inc., Brigade Capital Management, LLC, Whitebox Advisors LLC and Senator Investment Group LP

4.3

Registration Rights Agreement, dated as of March 15, 2010, by and among Aventine Renewable Energy Holdings, Inc, Aventine Renewable Energy, Inc., Aventine Renewable Energy — Aurora West, LLC, Nebraska Energy, L.L.C., Aventine Renewable Energy — Mt. Vernon, LLC, Aventine Power, LLC, Brigade Capital Management, LLC, Whitebox Advisors LLC and Senator Investment Group LP

4.4

Warrant Agreement, dated as of March 15, 2010, between Aventine Renewable Energy Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (including the form of Warrant Certificate set forth in Exhibit A thereto)

10.1

Revolving Credit and Security Agreement, dated as of March 15, 2010, among Aventine Renewable Energy Holdings, Inc., Aventine Renewable Energy — Aurora West, LLC, Aventine Renewable Energy, Inc., Aventine Renewable Energy — Mt. Vernon, LLC, Aventine Power, LLC and Nebraska Energy, L.L.C., as borrowers, and PNC Bank, National Association, as lender and as agent

10.2	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: March 19, 2010

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

	By:	/s/ William J. Brennan
		Name:	William J. Brennan
		Title:	Chief Accounting and Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

4.1	Indenture, dated as of March 15, 2010, among Aventine Renewable Energy Holdings, Inc., the guarantors named therein and Wilmington Trust FSB, and form of note

4.2	Registration Rights Agreement, dated as of March 15, 2010, by and among Aventine Renewable Energy Holdings, Inc., Brigade Capital Management, LLC, Whitebox Advisors LLC and Senator Investment Group LP

4.3

Registration Rights Agreement, dated as of March 15, 2010, by and among Aventine Renewable Energy Holdings, Inc, Aventine Renewable Energy, Inc., Aventine Renewable Energy — Aurora West, LLC, Nebraska Energy, L.L.C., Aventine Renewable Energy — Mt. Vernon, LLC, Aventine Power, LLC, Brigade Capital Management, LLC, Whitebox Advisors LLC and Senator Investment Group LP

4.4

Warrant Agreement, dated as of March 15, 2010, between Aventine Renewable Energy Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (including the form of Warrant Certificate set forth in Exhibit A thereto)

10.1

Revolving Credit and Security Agreement, dated as of March 15, 2010, among Aventine Renewable Energy Holdings, Inc., Aventine Renewable Energy — Aurora West, LLC, Aventine Renewable Energy, Inc., Aventine Renewable Energy — Mt. Vernon, LLC, Aventine Power, LLC and Nebraska Energy, L.L.C., as borrowers, and PNC Bank, National Association, as lender and as agent

10.2	Form of Indemnification Agreement